Exhibit 99.10

                                                       Stock Agreement Escrow

                                ESCROW AGREEMENT

         This Escrow  Agreement is entered into on August 15, 1997, by and among
(i) AMC Entertainment Inc., a Delaware corporation ("AMCE"), (ii) Stanley H. Durwood, individually, and as trustee of the 1992 Durwood, Inc. Voting Trust dated December 12, 1992 (the "1992 Trust") and as trustee of the Trust created pursuant to the Stanley H. Durwood Trust Agreement dated August 14, 1989 (the"1989 Trust"), Carol D. Journagan, Edward D. Durwood, Thomas A. Durwood,
Elissa D. Grodin, Brian H. Durwood and Peter J. Durwood (all persons and entities listed in this clause (ii) are referred to herein as the "Durwood Parties") and (iii) Mercantile Bank of Kansas City, a state banking corporation chartered in Missouri (the "Escrow Agent").

         WHEREAS, AMCE, the Durwood Parties and Delta Properties, Inc., a Missouri corporation, are parties to an Indemnification Agreement dated as of March 31, 1997 (the "Indemnification Agreement"); and

         WHEREAS, Section 4(c) of the Indemnification Agreement provides that certain shares of AMCE Common Stock and AMCE Class B Stock be deposited in escrow for two years; and

         WHEREAS, the Escrow Agent is willing to establish an escrow account on the terms and subject to the conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

         1. The Escrow Agent hereby acknowledges receipt of certificates representing the shares of AMCE Common Stock and Class B Stock listed on Exhibit A hereto (the "Shares") from the Durwood Party whose name is set forth next to such Shares on Exhibit A, in escrow, pursuant to this Escrow Agreement. The Durwood Party placing Shares in escrow is referred to herein as the "Owner" of such Shares and of all Additional Shares (as defined below) issued or paid as dividends or other distributions thereon. The Escrow Agent agrees to hold and dispose of the Shares and any Additional Shares in accordance with the terms and conditions of this Escrow Agreement.

         2. The Escrow Agent shall hold the Shares and all shares of capital stock of AMCE or other securities issued or paid as dividends or other distributions on the Shares ("Additional Shares") and release them only as set forth in Section 3 below.

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         All dividends and other distributions (other than Additional Shares) on
Shares received by the Escrow Agent will be immediately distributed to the Owner of such Shares by mailing the same to his or her respective address specified in or in the manner provided in Section 9. Each Durwood Party severally agrees to immediately forward to the Escrow Agent for deposit in escrow all Additional Shares received by such Durwood Party while the relevant Shares remain in escrow hereunder.

         The Escrow Agent shall maintain a ledger setting forth the number of Shares placed in escrow by each Durwood Party and all Additional Shares issued in respect of such Shares and deposited in escrow.

     3. The Escrow Agent shall distribute the Shares and Additional Shares as follows:

         (a) Subject to paragraphs (b) and (c) below, all Shares and Additional Shares shall be released from escrow and distributed to the Durwood Party that is the Owner thereof by mailing the same to his or her respective address specified in or in the manner provided in Section 9 promptly following the second anniversary of the date hereof.

         (b) Shares and Additional Shares shall be released from escrow, in whole or in part, from time to time upon the Escrow Agent's receipt of a joint written notice of AMCE and the Durwood Party that is the Owner of such Shares and Additional Shares in accordance with such notice.

         (c) If the Escrow Agent is notified of a claim against or in respect of Shares or Additional Shares or if a claim is made against the Escrow Agent in respect of Shares or Additional Shares, such Shares and Additional Shares shall continue to be held, and not released from escrow, except pursuant to the final unappealable order (or an order for which the time to appeal has expired without an appeal having been made) of a court of competent jurisdiction.

     4. It is understood and agreed that the duties of the Escrow Agent are purely ministerial in nature. It is further agreed that:

         (a) the Escrow Agent may conclusively rely and shall be protected in acting or refraining from acting upon any document, instrument, certificate, instruction or signature believed by it to be genuine and may assume and shall be protected in assuming that any person purporting to give any notice or instructions in accordance with this Escrow Agreement or in connection with any transaction to which this Escrow Agreement relates has been duly authorized to do so. The Escrow Agent shall not be obligated to make any inquiry as to the authority, capacity, existence or identity of any person purporting to have executed any such document or instrument or have made any such signature or purporting to give any such notice or instructions;

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         (b) in the event that the Escrow  Agent  shall be  uncertain  as to its duties or rights hereunder or shall receive instructions with respect to the Shares and Additional Shares which, in its sole opinion, are in conflict with either other instructions received by it or any provision of the Escrow Agreement, it shall, without liability of any kind, be entitled to hold the Shares and Additional Shares pending the resolution of such uncertainty to the Escrow Agent's sole satisfaction, by final judgment of a court or courts of competent jurisdiction or otherwise, or the Escrow Agent, at its option, may, in final satisfaction of its duties hereunder, deposit the relevant Shares and Additional Shares with the clerk of any other court of competent jurisdiction;

         (c) the Escrow Agent undertakes to perform only such duties as are expressly set forth herein and shall not be bound in any way by any agreement between AMCE and the Durwood Parties (whether or not the Escrow Agent has knowledge thereof);

         (d) the Escrow Agent shall not be liable for any action taken by it in good faith and believed by it to be authorized or within the rights or powers conferred upon it by this Escrow Agreement (provided that the Escrow Agent shall be liable for its gross negligence and willful misconduct), and may consult with counsel of its own choice and shall have full and complete authorization and protection for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel; and

     (e) the Escrow Agent shall not assume any responsibility or liability for any transactions between AMCE and the Durwood Parties.

         5. AMCE agrees to indemnify the Escrow Agent, its directors, officers, agents and employees and any person who "controls" the Escrow Agent within the meaning of Section 15 of the Securities Act of 1933, as amended (collectively the "Indemnified Parties") against, and hold them harmless from, any and all loss, liability, cost, damage and expense, including, without limitation, costs of investigation and reasonable counsel fees and expenses, which any of the Indemnified Parties may suffer or incur by reason of any action, claim or proceeding brought against any of the Indemnified Parties, arising out of or relating in any way to this Escrow Agreement or any transaction to which this Escrow Agreement relates, other than any action, claim or proceeding to the extent resulting from the gross negligence or willful misconduct of such Indemnified Party. The provisions of this paragraph shall survive the termination of this Escrow Agreement.

         6. This Escrow Agreement may be altered, amended or terminated only with the written consent of AMCE, the Durwood Parties and the Escrow Agent. Should AMCE and the Durwood Parties attempt to change this Escrow Agreement in a manner which, in the Escrow Agent's sole opinion, is undesirable, the Escrow Agent may resign as Escrow Agent upon two weeks' written notice to AMCE and the Durwood Parties; otherwise, notwithstanding any provision hereof to the contrary, it may resign as Escrow

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Agent at any time upon 60 days' written notice to AMCE and the Durwood  Parties.
In the case of the Escrow Agent's resignation, its only duty shall be to hold and dispose of the Shares and Additional Shares in accordance with the original provisions of this Escrow Agreement until a successor escrow agent shall be appointed by AMCE and the Durwood Parties acting by majority vote (in which each such party shall have one vote, with Stanley H. Durwood, the 1989 Trust and the 1992 Trust being deemed a single party) and a written notice of the name and address of such successor escrow agent shall be given to the Escrow Agent by AMCE and the Durwood Parties, whereupon the Escrow Agent's only duty shall be to turn over, in accordance with the written instructions of AMCE and the Durwood Parties, to the successor escrow agent the Shares and Additional Shares and any documentation related thereto. In the event that a successor escrow agent shall not have been appointed and the Escrow Agent shall not have turned over to the successor escrow agent the Shares and Additional Shares within the time periods specified above, or the Escrow Agent's written notice of resignation, as the case may be, the Escrow Agent may deposit the Shares and Additional Shares with the clerk of any other court of competent jurisdiction, at which time the Escrow Agent's duties hereunder shall terminate.

     7. The Escrow Agent shall be entitled to a $125 initiation fee and a $750 annual escrow fee. The fees will be payable by AMCE.

     8. THIS ESCROW AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF MISSOURI WITHOUT APPLICATION TO THE PRINCIPLES OF CONFLICTS OF LAWS. This Escrow Agreement shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that any assignment or transfer by any party of its rights under this Escrow Agreement shall be void (as against the Escrow Agent or otherwise) unless:

     (a) written notice thereof shall be given to the Escrow Agent, AMCE and the Durwood Parties; and

     (b) the Escrow Agent, AMCE and the Durwood Parties shall have consented, in writing, to such assignment or transfer.

         9. All notices, requests, demands and other communications to be given in connection with this Escrow Agreement shall be in writing, shall be delivered by hand, overnight delivery service or by facsimile transmission, shall be deemed given when received and shall be addressed to the Escrow Agent at the address listed below or to AMCE and the Durwood Parties at the respective addresses listed on the signature pages or to such other addresses as they shall designate from time to time in writing, forwarded in like manner; provided, however, that if any notice given by telecopy is received other than during the regular business hours of the recipient, it shall be deemed to have been given on the opening of business on the next business day of the recipient:

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                  If to the Escrow Agent:

                            Mercantile Bank of Kansas City
                            1101 Walnut, 2nd Floor
                            Kansas City, Missouri  64106
                            Attention:  Carolyn Hargis
                            Telecopier No.:  816-871-2279

         Information copies of all notices given a Durwood Party (other than Stanley H. Durwood, the 1992 Trust or the 1989 Trust) shall be given to:

                           Robert C. Kopple, Esq.
                           Kopple & Klinger
                           2029 Century Park East
                           Suite 1040
                           Los Angeles, A 90067

                          Glenn Kurlander, Esq.
                          Schiff Hardin & Waite
                          150 East 52nd Street
                          Suite 2900
                          New York, New York 10022

         Information copies of all notices given to Stanley H. Durwood, the 1992 Trust or the 1989 Trust should be given to:

                          Raymond F. Beagle, Jr., Esq.
                          Lathrop & Gage L.C.
                          2345 Grand Boulevard, 24th Floor
                          Kansas City, Missouri 64108-2684

         Information copies of all notices given to AMCE shall be given to:

                         Charles J. Egan, Jr., Esq.
                         Hallmark Cards, Incorporated
                         2501 McGee Trafficway
                         Kansas City, MO 64141-6126

                         The Honorable Paul E. Vardeman
                         Polsinelli, White, Vardeman & Shalton
                         Suite 1000, Plaza Steppes
                         700 West 47th Street

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                         Kansas City, MO 64112-1802

         10. If any provision of this Escrow Agreement or the application thereof to any person or circumstance shall be determined to be invalid or unenforceable, the remaining provisions of this Escrow Agreement or the application of such provision to persons or circumstances other than those to which it is held invalid or unenforceable shard not be affected thereby and shall be valid and enforceable to the fullest extent permitted by law.

         11. This Escrow Agreement may be executed in several counterparts or by separate instruments, and all of such counterparts or instruments shall constitute one agreement, binding on all the parties hereto.

     12. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the context may require.

         IN WITNESS WHEREOF, the undersigned have executed this Escrow Agreement as of the day and year first above written.

                                     MERCANTILE BANK OF KANSAS CITY

                                     By:/s/Ted L. Randall
                                        ----------------------
                                        Name: Ted L. Randall
                                        Title: Vice President

Suite 1700
Power & Light Building                      AMC ENTERTAINMENT INC.
106 West 14th Street
P.O. Box 419615                             By:/s/Stanley H. Durwood
                                               -----------------------
Kansas City, Missouri 64141-6615            Chairman and CEO

Suite 1700
Power & Light Building
106 West 14th Street
P.O. Box 419615                             /s/Stanley H. Durwood
                                            --------------------------
Kansas City, Missouri 64141-6615            Stanley H. Durwood


1323 Granite Creek Drive                    /s/Carol D. Journagan
                                            --------------------------
Blue Springs, MO 64015                      Carol D. Journagan


3001 West 68th Street                       /s/Edward D. Durwood
                                            --------------------------
Shawnee Mission, KS 66208                   Edward D. Durwood


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P.O. Box 7208                               /s/Thomas A. Durwood
                                            --------------------------
Rancho Santa Fe. CA 92067                   Thomas A. Durwood


187 Chestnut Hill Road                      /s/Elissa D. Grodin
                                            -------------------------
Wilton, CT 06897                            Elissa D. Grodin


655 N.W. Altishan Place                     /s/Brian H. Durwood
                                            -------------------------
Beaverton, OR 97006                         Brian H. Durwood


666 West End Avenue                         /s/Peter J. Durwood
                                            -------------------------
New York, NY 10025                          Peter J. Durwood

Suite 1700
Power & Light Building
106 West 14th Street                       /s/Stanley H. Durwood
                                           ---------------------
P.O. Box 419615                           Stanley H. Durwood, as trustee of
Kansas City, Missouri 64141-6615          the 1992 Trust


Suite 1700
Power & Light Building
106 West 14th Street                    /s/Stanley H. Durwood
                                        ---------------------------
P.O. Box 419615                         Stanley H. Durwood, as trustee of
Kansas City, Missouri 64141-6615        the 1989 Trust


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                                  EXHIBIT A TO
                             STOCK AGREEMENT ESCROW




1992 Durwood, Inc. Voting Trust              2,590,017 shares of AMCE Class B
                                             Stock



Carol D. Journagan                           730,602 shares of AMCE Common
Edward D. Durwood                            Stock each
Thomas A. Durwood
Elissa D. Grodin
Brian H. Durwood
Peter J. Durwood

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